SEER, INC.
CONSULTANT AGREEMENT

This Consultant Agreement (“Agreement”) is entered into as of September 30, 2022 (the “Effective Date”) between Seer, Inc., a Delaware corporation with its principal place of business at 3800 Bridge Parkway, Suite 102, Redwood City, CA 94065 (“Company”) and Omead Ostadan, an individual (“Consultant”). Consultant has unique skills and knowledge pertinent to the Company’s business and Company desires to retain Consultant as consultant under the terms of this Agreement.

NOW, THEREFORE, Consultant and Company agree as follows:

1.SERVICES AND COMPENSATION

(1) Consultant agrees to perform the consulting, advisory and related services to the Company, which shall include, but not be limited to, those services described in addenda attached to this Agreement from time to time (each, an “Addendum”) and other consulting and advisory services as the Company may reasonably request from time to time (collectively, the “Services”). Each Addendum shall describe in reasonable detail the Services to be provided, the fee to be paid for performance of the Services, and the time during which the Services shall be provided. Each such Addendum shall be deemed to be incorporated into this Agreement.

(2)As consideration for the performance of Services by the Consultant hereunder, the Company shall compensate the Consultant as specified in the applicable Addendum. Consultant shall submit invoices as set forth in the applicable Addendum. Company shall pay undisputed invoices within thirty (30) days of receipt of invoice.

2.CONFIDENTIALITY

(1)“Confidential Information” means any confidential or proprietary information technical or non-technical data, trade secrets or know-how, including, but not limited to, research and product plans, products, services, markets, developments, inventions, processes, formulas, technology, marketing, or other business or financial information disclosed to Consultant by Company either directly or indirectly in writing, orally or otherwise. Confidential Information also includes all Inventions (as defined below) and any other information or materials generated in connection with the Services.

(2)Consultant shall not, during or subsequent to the term of this Agreement, use, disclose or duplicate any Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of Company, or disclose Confidential Information to any third party. Consultant agrees that Confidential Information shall remain the sole property of Company. Consultant further agrees to take all reasonable precautions to prevent any unauthorized access, disclosure or use of Confidential Information. Notwithstanding the above, Consultant’s obligation under this Section 2(b) relating to Confidential Information shall not apply to information which (i) is known to Consultant at the time of disclosure to Consultant by Company as evidenced by written records of Consultant, (ii) has become publicly known and made generally available through no wrongful act of Consultant, or (iii) has been rightfully received by Consultant from a third party authorized to make such disclosure.

(3)Consultant agrees that Consultant shall not, during the term of this Agreement, improperly use or disclose to Company any confidential or proprietary information or trade secrets of any former or current employer or other person or entity to which Consultant has a duty to keep in confidence such information and that Consultant shall not bring onto the premises of Company any unpublished document or confidential or proprietary information belonging to such employer, person or entity unless consented to in writing by the same. Consultant shall indemnify Company and hold it harmless from and against all claims, liabilities, damages and expenses, including reasonable attorneys’ fees and costs of suit, arising out of or in connection with any violation or claimed violation by Company of such third party’s rights resulting in whole or in part from Company’s use of the work product of Consultant under this Agreement.

(4)Consultant recognizes that Company has received, and in the future shall receive from third parties, their confidential or proprietary information subject to a duty on Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that Consultant owes Company and such third parties, during the term of this Agreement and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services for Company consistent with Company’s agreement with such third party.

(5)Upon the termination of this Agreement, or upon Company’s earlier request, Consultant shall deliver to Company all Confidential Information and Company’s property relating thereto and all tangible embodiments thereof, in Consultant’s possession or control.

3.OWNERSHIP

(1)Consultant hereby irrevocably assigns to Company all right, title and interest in and to any information (including, without limitation, business plans and/or business information), technology, know-how, materials, notes, records, designs, ideas, inventions, improvements, devices, developments, discoveries, compositions, trade secrets, processes, methods and/or techniques, whether or not patentable or copyrightable, that are conceived, reduced to practice or made by Consultant alone or jointly with others in the course of performing the Services or through the use of Confidential Information (collectively, “Inventions”).

(2)Consultant agrees to sign, execute and acknowledge or cause to be signed, executed and acknowledged without cost, but at the expense of Company, any and all documents and to perform such acts as may be necessary, useful or convenient for the purposes of perfecting the foregoing assignments and obtaining, enforcing and defending intellectual property rights in any and all countries with respect to Inventions. It is understood and agreed that Company or Company’s designee shall have the sole right, but not the obligation, to prepare, file, prosecute and maintain patent applications and patents worldwide with respect to Inventions.

(3)Upon the termination of this Agreement, or upon Company’s earlier requests, Consultant shall deliver to Company all property relating to, and all tangible embodiments of, Inventions in Consultant’s possession or control.

(4)Consultant agrees that if, in the course of performing the Services, Consultant incorporates into any Invention developed hereunder any invention, improvement, development concept, discovery or other proprietary subject matter owned by Consultant or in which Consultant has an interest (“Item”), Consultant shall inform Company in writing thereof, and Company is hereby granted and shall have a non- exclusive, royalty-free, perpetual, irrevocable, worldwide license to make, have made, modify, reproduce, display, use and sell such Item as part of or in connection with the exploitation of such Invention.

(5)Consultant agrees that if Company is unable because of Consultant’s unavailability, mental or physical incapacity, or for any other reason, to secure Consultant’s signature to apply for or to pursue any application or registration for any intellectual property rights covering any Invention, then Consultant hereby irrevocably designates and appoints Company and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and in Consultant’s behalf to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of such intellectual property rights thereon with the same legal force and effect as if executed by Consultant.

4.REPORTS. Consultant agrees, from time to time during the term of this Agreement, to keep Company advised as to Consultant’s progress in performing the Services and, as reasonably requested by Company, prepare written reports with respect thereto. It is understood that the time required in the preparation of such written reports shall be considered time devoted to the performance of the Services by Consultant. All such reports prepared by Consultant shall be the sole property of Company.

5.REMEDIES. Consultant acknowledges that his/her breach of the provisions related to Inventions and Confidential Information shall result in material injury to Company. Consultant agrees that, in addition to any other remedy available, Company shall be entitled to specific performance o and other temporary and permanent injunctive relief without the necessity of proving actual damages.

6.TERM AND TERMINATION

(1)This Agreement shall commence on the Effective Date and remain in effect for 12 months from the Effective Date, and shall renew automatically on the anniversary of the Effective Date in 12-month successive periods unless earlier terminated in accordance with Section 6(b) herein below.

(2)Either Consultant or Company may terminate this Agreement upon thirty (30) days prior written notice thereof to the other party to which the effective date of termination shall be that 30th day after the date of such written notice.

(3)Upon termination of this Agreement, all rights and duties of the parties hereunder shall cease except:

(a)Company shall be obliged to pay, within thirty (30) days after receipt of Consultant’s final statement, all amounts owing to Consultant for unpaid Services completed by Consultant and related expenses, if any, in accordance with the provisions of Section 1 hereof, and

(b)Sections 2, 3, 5, 6(c), 7, 8, 9, 10, 12 and 13 shall survive termination of this Agreement.

7.INDEPENDENT CONTRACTOR. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of Company, but Consultant shall perform the Services as an independent contractor. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement.

8.PERSONAL DATA PROTECTION. Consultant acknowledges that Company, its employees and agents exclusively may use and process his/her personal data (consisting of your name, professional title, professional telephone number and professional address) for administrative, statistical, informational purposes, and in accordance with applicable laws and regulations. You have the right to inspect, adjust and correct the personal data, as well as the right to raise objection against any processing of the data in accordance with applicable law.

Consultant acknowledges and agrees that Company may have disclosure and reporting obligations pursuant to federal and state law, including, without limitation, the disclosure of any and all amounts payable under this Agreement, and Consultant acknowledges that Company may make such disclosures without prior notice to Consultant.

9.COMPLIANCE WITH LAW.

(1)Consultant also represents and warrants that he/she has not been debarred by the FDA or excluded from participating in federal health care programs and is not currently under investigation for any action that could lead to debarment or exclusion, has not been convicted or indicted for a crime, and is not otherwise engaged in conduct for which Consultant could be debarred or excluded. Consultant shall promptly notify Company in writing immediately upon receiving notice of debarment or exclusion or of any such investigation, which may be grounds for termination of this Agreement.

(2)The parties agree to comply with applicable laws and regulations to the extent relating to the information and the business relationship contemplated hereby, including but not limited to, laws, rules, and regulations governing the purchase and sale of securities while in the possession of material, non-public information.

10.ARBITRATION AND EQUITABLE RELIEF. Company and Consultant agree that any dispute or controversy arising out of, in relation to, or in connection with this Agreement, or the making, interpretation, construction, performance or breach hereof, shall be finally settled by binding arbitration in San Mateo County, California under the then current rules and procedures of the Judicial Arbitration and Mediation Service (JAMS) by one (1) arbitrator appointed in accordance with such rules. The arbitrator shall determine what discovery shall be permitted, consistent with the goal of limiting the cost and time; provided the arbitrator shall permit such discovery as the arbitrator deems necessary to permit an equitable resolution of the dispute and may grant injunctive or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court of competent jurisdiction. The parties agree that, any provision of applicable law notwithstanding, they shall not request and the arbitrator shall have no authority to award, punitive or exemplary damages against either party. The costs of the arbitration, including administrative and arbitrator’s fees, shall be shared equally by the parties. Each party shall bear the cost of its own attorneys’ fees and expert witness fees. Any award may be entered in a court of competent jurisdiction for a judicial recognition of the decision and applicable orders of enforcement.

11.CONFLICTING OBLIGATIONS. Consultant hereby certifies that he/she has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Consultant from complying with the provisions hereof, and further certifies that Consultant shall not enter into any such conflicting agreement during the term of this Agreement. Subject to written waivers that may be provided by the Company upon request, which shall not be unreasonably withheld, Consultant agrees that, during the term of this Agreement, Consultant shall not directly or indirectly (i) provide any services in the Field of Interest (as defined in any Addenda) to any other business or commercial entity, (ii) provide any services for any company that is competitive with the Company and shall provide a list of other companies for whom Consultant is providing services (“Outside Companies”), or (iii) participate in the formation of any business or commercial entity in the Field of Interest or otherwise competitive with the Company. Consultant hereby agrees to update the list and any Addendum relative to subsection (ii) above as applicable. Without limiting the foregoing, Consultant agrees to use his or her best efforts (A) to segregate Consultant’s Services performed under this Agreement from Consultant’s work done for the Outside Companies so as to minimize any questions of disclosure of, or rights under, any inventions, (B) to notify the President of the Company if at any time the Consultant believes that such questions may result from his or her performance under this Agreement and (C) to assist the Company in fairly resolving any questions in this regard which may arise. The Services performed hereunder shall not be conducted on time that is required to be devoted to any other third party. The Consultant shall not use the funding, resources and facilities of any other third party, without the prior written consent of such third party and the Company, to perform Services hereunder and shall not perform the Services hereunder in any manner that would give any third party rights or access to the Services or the product of such Services.

12.LIMITATION OF LIABILITY. IN NO EVENT SHALL THE COMPANY BE LIABLE TO CONSULTANT OR TO ANY OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOST PROFITS OR LOSS OF BUSINESS, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHER THEORY OF LIABILITY, REGARDLESS OF WHETHER THE COMPANY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND IN NO EVENT SHALL THE COMPANY’S LIABILITY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT EXCEED THE AMOUNTS PAID BY THE COMPANY TO CONSULTANT UNDER THIS AGREEMENT IN THE PRECEDING TWELVE MONTHS.

13.GENERAL. This Agreement (together with any Addenda) is the entire agreement and understanding between Company and Consultant concerning the subject matter hereof, and it supersedes all prior agreements and understandings with respect to such subject matter. Any required notice shall be given in writing by customary means at the address of each party set forth above, or to such other address as either party may substitute by written notice to the other. Any notice by email to Company must be sent to notices@seer.bio, which such email notice(s) shall be deemed given when verified by automated receipt or electronic logs. Consultant shall not subcontract any portion of Consultant’s duties under this Agreement without the prior written consent of Company. Neither this Agreement nor any right hereunder or interest herein may be assigned or transferred by Consultant without the express written consent of Company. Company may assign this Agreement to an entity that succeeds to substantially all of the business or assets of Company. This Agreement shall be governed by the laws of the State of California, without reference to it conflicts of law principles. This Agreement may only be amended or modified by a writing signed by both parties. Waiver of any term or provision of this Agreement or forbearance to enforce any term or provision by either party shall not constitute a waiver as to any subsequent breach or failure of the same term or provision or a waiver of any other term or provision of this Agreement. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to either Company or Consultant.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.
OMEAD OSTADAN        SEER, INC.

By: /s/ Omead Ostadan         By: /s/ Omid Farokhzad
            Name: Omid Farokhzad, M.D.
            Title: Chief Executive Officer, Chair of Board
Date: August 25, 2022         Date: August 25, 2022

ADDENDUM 1
TO
CONSULTANT AGREEMENT

This Addendum 1 (“Addendum 1”) is dated and entered into on September 30, 2022 (“Addendum 1 Effective Date”) and is issued in accordance with Section 1 of the Consultant Agreement (“Agreement”) executed by and between Seer, Inc. (“Company”) and Omead Ostadan (“Consultant”) on September 30, 2022. Upon approval and signature by the parties, this Addendum 1 and all attachments attached hereto shall become part of the Agreement between Company and Consultant and shall be subject to the Agreement’s terms and conditions. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in this Agreement.
1.Services. Consultant shall render to Company the following Services:
•Provide transition and consultant services to Company regarding matters relating to the Company’s business (the “Field of Interest”);
•Collaborate and provide advice and assistance to Company as is mutually agreed by the parties.

2.Compensation.
•Up to 10 hours per month at a rate of $1,000 per hour.

3.    Miscellaneous: All terms and conditions set forth in the Agreement are hereby incorporated into this Addendum 1 as if set forth in full herein. If any terms in this Addendum 1 conflicts with the terms of the Agreement, the terms of the Agreement shall govern. This Addendum 1 may be executed in any number of counterparts and signatures exchanged by PDF (or other electronic format), each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
IN WITNESS WHEREOF, the parties hereto have caused this Addendum 1 to be executed as of the Addendum 1 Effective Date.

CONSULTANT

By:     /s/ Omead Ostadan
Name:     Omead Ostadan
Date:     August 25, 2022

SEER, INC.
By:     /s/ Omid Farokhzad
Name:     Omid Farokhzad
Title:    Chief Executive Officer
Date:     August 25, 2022